                                                                   EXHIBIT 10(k)
                                 EMPLOYMENT AGREEMENT

     THIS AGREEMENT is entered into as of the Effective Date (as defined below) between Computerized Thermal Imaging, Inc., a Nevada corporation (the "Company"), and Kenneth M. Dodd, an individual residing in Oakland County, Michigan (the "Employee") (hereinafter collectively, the "Parties").

                                 W I T N E S S E T H:

     1. EMPLOYMENT. The Company hereby employs the Employee, and Employee accepts such employment by the Company, upon all the terms and conditions hereinafter stated, and as subject to termination as provided in Section 4 hereof. Employee is employed as an Executive Vice President of the Company, and in such capacity will report to the President of the Company in the performance of his duties hereunder. Employee will be appointed CEO of the company to be formed which is described in Paragraph 3(c) hereof, in which the Company expects to have an interest, for the licensing of thermal imaging units for the detection of breast cancer in the United States.

     2.   EXTENT OF SERVICE.

          (a) While employed by the Company, the Employee shall devote substantially three-quarters time to the business of the Company, and, except as provided in paragraphs (b) and (c) below or as may be specifically permitted by the Board of Directors of the Company, shall not be engaged in any other business activity or engage in any other activity in conflict with the interests of the Company.

          (b) During the term hereof Employee shall be entitled to work up to ten (10) hours per week in developing international real estate recordation and out-sourcing projects, and related support businesses, which Employee originates for a venture in which the Company shall have no interest.

          (c) During the term hereof Employee shall devote a reasonable amount of time as determined by the Board of Directors for the development of a company to be formed for breast cancer detection.

     3.   COMPENSATION.

          (a) SALARY. (1) As payment for the services to be rendered during the term of this Agreement, Employee shall be entitled to receive a salary of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) per year, payable in accordance with the payroll policies of the Company in effect from time to time. During the term of this Agreement, the Employee shall be entitled to participate in all employee benefit plans maintained from time to time by the Company for the benefit of its employees, in accordance with the policies of the Company in effect from time to time. No such benefit plans or policies are in effect as of the date of this Agreement. The Employee shall be entitled to annual vacation time determined in accordance with the vacation policies of the Company in effect from time to time. All such benefit plans are subject to change or termination from time to time by Company in its sole and absolute discretion.

          (2) Employee shall be entitled to have the annual salary provided for in Paragraph (a)(1) above increased to One Hundred Seventy-Five Thousand and No/100 Dollars ($175,000.00) per year, payable in accordance with the payroll policies of the Company in effect from time to time, commencing if, as, and when the Company sells its fiftieth (50th) "CTI Unit" (which shall include regular and breast cancer configurations of diagnostic equipment of the Company) at a profit after the Effective Date.

          (b) OPTIONS. In addition to the salary and employee benefits described in Paragraph (a) above, the Company hereby grants to Employee two
(2) options to purchase common stock of the Company, each as more fully described and subject to: (i) the conditions set forth in EXHIBIT A and EXHIBIT B, respectively, attached hereto and incorporated by reference herein and (ii) if approved, that certain 1995 Incentive Stock Plan (the "Plan") of the Company attached hereto as EXHIBIT C, which plan is yet to be approved by the Board of Directors of the Company.


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          (c)  EQUITY IN BREAST CANCER ENTITY.  In addition to the
compensation described in Paragraphs (a) and (b) above, the Company agrees to obtain for Employee as formation stock or venture interest a seven and one-half percent (7.5%) initial equity ownership position in an entity yet to be formed, if, as, and when so formed during Employee's employment hereunder, the principal business of which will be to pursue development, manufacture and marketing of breast cancer screening technology. The terms and conditions of such interest shall be determined as and when the entity and its prospective ownership group agree on the requirements for investment and ownership in such entity. In the event such entity is formed, the Company shall have Employee appointed as the chief executive officer or such other officer designation as may be deemed appropriate by the managers or directors of such entity at the time of its formation.

          (d) RELOCATION EXPENSES. If, as, and when any initial relocation of Employee and his family may be deemed necessary by the Company, Company agrees to provide a reasonable time for the sale of Employee's residence and to reimburse Employee for reasonable expenses incurred in such family relocation, which shall include moving expenses plus up to $20,000 of reasonable costs incurred in selling Employee's personal residence in Michigan, which shall include real estate brokers selling fees and ordinary points to assist a purchaser thereof to obtain a new mortgage on such residence; provided, however, that nothing in this Paragraph shall require the Company to reimburse Employee for any losses sustained by Employee in the sale of his residence.

          (e) REGISTRATION RIGHTS. All stock in the Company which you obtain from the exercise of options granted to you under paragraph (b) of this Section 3 will be subject to the following "piggy-back" registration rights:

If the Company at any time proposes to file, or does file, any registration statement covering the class of securities of the Company which you then hold, whether that registration is for securities to be issued by the Company or then held by another party, you will have the right to have any part or all of the securities of the Company you then hold to be registered under such proposed registration statement. If you wish to have any securities you then hold to be so registered, you will notify the Company in writing of your desire within thirty (30) days after the date you receive your notice of proposed registration from the Company. Upon receipt of your timely request for registration under this paragraph, the Company will add the securities you requested be registered to the proposed registration statement; provided, that if after you make a request for registration the Company decides not to register or delay such registration, for any reason, the Company will give you written notice of its decision. However, no such determination will prejudice your rights to other and further registrations made by the Company or with respect to Company securities from time to time. The Company will bear all costs and expenses of each and all such registrations incurred in connection with the exercise of rights by you under this paragraph.

     4.   TERM; TERMINATION.

          (a) The term of this Employment Agreement shall commence on the first date when Employee reports for work for the Company after the date hereof (the "Effective Date") and shall continue thereafter for a period of three (3) years, subject to the terms and conditions herein stated; provided that Employee may terminate this Agreement at any time hereafter by giving the Company at least fourteen (14) days' prior written notice. If Employee voluntarily terminates this Agreement: (i) Company shall have no further financial liability to Employee beyond the effective date of such termination, and (ii) Employee's equity interest, if any, in the entity described in Paragraph 3(c) shall be conveyed, transferred and assigned, without reservation, to the Company.

          (b) If during the term of this Agreement Employee is prevented for a continuous period of thirty (30) days from performing his duties hereunder by reason of physical or mental disability ("Disability"), then the Company, on seven days' prior written notice to the Employee, may terminate this Agreement. In the event of a termination pursuant to this paragraph 4(b), the Company shall be relieved of all of its obligations under this Agreement, except that: (i) the Company shall pay to the Employee that portion of the Employee's wages earned and accrued by Employee prior to Employee's termination, (ii) Employee shall be entitled to retain, if then previously issued, the equity interest described in Paragraph 3(c) hereof, and (iii) to the extent provided in the Plan, to exercise the Options described in Paragraph 3(b) hereof.

          (c) The Company may at any time discharge the Employee for Cause (as hereinafter defined) and terminate this Agreement without any further liability hereunder to the Employee or his spouse or estate, except


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for the obligation of the Company to pay the Employee's wages earned to the date of discharge. For purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment upon (i) the gross negligence of the Employee in performing his duties hereunder (other than any such failure resulting from the Employee's incapacity due to physical or mental illness), (ii) the willful engaging by the Employee in conduct amounting to fraud or embezzlement or any other act by Employee which is negligently or willfully performed which has the effect of damaging the reputation of the Company or its business, (iii) breach of fiduciary duty as an officer and/or director of the Company, (iv) the violation by the Employee of any material provision of this Agreement, including but not limited to the provisions of Sections 5, 6, 7, 8 or 10 hereof; or (v) after 30 days notice from the Company after June 30, 1996 if the breast cancer detection license company described in Paragraph 3(c) fails to be formed (or a substitute business venture commenced) and the China Project has not commenced.

     5. BUSINESS OPPORTUNITIES. Subject to the provisions of Paragraph 2(b), for as long as the Employee shall be employed by the Company, the Employee agrees that with respect to any new and future business opportunity or other new and future business proposal which is offered to, or comes to the attention of, the Employee during employment and which is in any way related to, or connected with, the business of the Company or its affiliates, the Company shall have the right to take advantage of such business opportunity or other business proposal for its own benefit. The Employee agrees to promptly deliver notice to the board of directors of the Company in writing (the "Notice of Opportunity") of the existence of such opportunity or proposal and the Employee may take advantage of such opportunity only if the Company does not elect to exercise its right to take advantage of such opportunity within thirty (30) days after receipt of the Notice of Opportunity. Thereafter, the Company shall be deemed to have waived its rights to such opportunity and the Employee shall have the right to pursue such opportunity upon the terms and conditions set forth in this Agreement, specifically subject to the terms of Section 2 of this Agreement.

     6. INTELLECTUAL PROPERTY. Employee hereby assigns to the Company all inventions, processes, discoveries and improvements (whether or not patentable) which are conceived, made or learned by Employee alone or jointly with others in the course of his employment with the Company that pertain to the business interests of the Company or relating to areas which may be reasonably anticipated to be encompassed by such business interests of the Company at the time of conception. Employee at any time during or after his employment will promptly disclose to the Company all such processes, inventions, discoveries or improvements assigned hereby. Employee will also at the Company's expense cooperate in all lawful acts which may be necessary or desirable in the judgment of the Company to protect or vest title to such inventions, processes, discoveries or improvements in the Company or its nominee including, without limitation, applying for, obtaining, maintaining, and enforcing patents thereon in all countries of the world, and including execution of papers appropriate thereto.

     7. CONFIDENTIAL INFORMATION. The Employee acknowledges that he will receive or come in contact with, among other things, trade secrets (both technical and non-technical), know-how, lists of customers, suppliers, contractors, customers, employee records and other confidential and proprietary information about the business of the Company (hereinafter collectively referred to as "information"), all of which the Company considers highly confidential, giving the Company significant advantage over competitors, and which the Company desires to protect. The Employee understands that such information is the sole property of the Company, and that the information is confidential, and he agrees that both during and after his employment with the Company he will not at any time use or reveal such information to anyone except as permitted by the Company or required by Employee's employment duties with the Company. Upon termination of employment hereunder, the Employee agrees to surrender to the Company all papers, documents, writings and other property produced by him or coming into his possession by or through his employment hereunder, and the Employee agrees that all such materials and information will at all times remain the property of the Company.

     8. RESTRICTIVE COVENANT. In consideration of $10.00 and other good and valuable separate consideration given by Company to Employee, Employee agrees that during the period of time that the Employee is employed by the Company and for a period of two (2) year(s) following the termination of this Agreement for any reason, the Employee shall not, directly or indirectly:

     (a)  (i)  cause or be instrumental in the formation of, or


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          (ii) within any state in which the Company then conducts business engage in, whether as principal, agent, trustee, member or employee or through the agency of any corporation, partnership, association, agent or agency,

     any business competitive with the business then conducted by the Company or its subsidiaries or affiliates (a "Competing Business");

     (b) be the owner of more than one percent (1%) of the equity (whether capital stock, membership or partnership interests) of any entity (except for stock publicly traded on any recognized stock exchange) which is engaged, directly or indirectly, in a Competing Business; or

     (c) through any person, firm, association or corporation with which he is now or may hereafter become associated, cause or induce any present or future employee of the Company to leave the employ of the Company or to accept employment with the Employee or with any Competing Business.

The foregoing agreement not to compete shall not be held invalid or unenforceable because of the scope of the territory or actions subject thereto or restricted thereby, or the period of time within which such agreement is operative, but any judgment of a court of competent jurisdiction may define the maximum territory and actions subject to and restricted by this Section 8 and the period of time during which such agreement is enforceable. In the event the Company shall cease to do business, this
Section 8 shall not apply.

     9. SPECIFIC PERFORMANCE; SURVIVAL. The Employee acknowledges that a remedy at law for any breach or attempted breach of Sections 5, 6, 7 or 8 of this Agreement will be inadequate, agrees that the Company shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach of attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief. The Parties hereto acknowledge that the covenants contained in Sections 5, 6, 7, 8 and 9 shall survive the termination of this Agreement, by either party, for any reason.

     10. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such provision or invalidity only, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     11. BINDING EFFECT. This Agreement shall be binding on the parties hereto when executed by Employee and the President of Company. Employee acknowledges and agrees that no representative of Company other than the President has any authority to enter into any employment contract or bind Company unless authorized in writing by the President of Company to do so.

     12. TEXAS LAW TO APPLY; ARBITRATION. This Agreement shall be governed by and construed pursuant to the laws of the State of Texas, notwithstanding conflicts of laws principles thereof. Company and Employee hereby submit to the jurisdiction of the courts, mediations and arbitral panels located in, and agree that venue shall lie for all purposes in, Harris County, Texas. EXCEPT FOR ACTIONS INVOLVING REQUESTS BY COMPANY FOR RELIEF UNDER PARAGRAPH 9 HEREOF, EMPLOYEE AND COMPANY HEREBY KNOWINGLY AND VOLUNTARILY AGREE THAT ANY DISPUTES OR CONFLICTS IN ANY WAY ARISING OUT OF OR RELATING TO THE EMPLOYMENT RELATION BETWEEN EMPLOYEE AND COMPANY CREATED BY THIS AGREEMENT SHALL BE MEDIATED OR ARBITRATED, AT THE WRITTEN ELECTION OF EITHER PARTY HERETO. IF EITHER EMPLOYEE OR COMPANY MAKE A PROPER ELECTION TO MEDIATE UNDER THIS PARAGRAPH 12, BUT SUCH MEDIATION EFFORTS FAIL TO RESOLVE THE SUBJECT DISPUTE(S) BETWEEN THE PARTIES, THE PARTIES SHALL BE BOUND TO RESOLVE THE SUBJECT DISPUTE(S) BY BINDING ARBITRATION. WHERE THE SUBJECT DISPUTE(S) ARE ULTIMATELY RESOLVED BY ARBITRATION, THE PARTIES HERETO IRREVOCABLY AGREE TO BE BOUND BY ALL FINDINGS OF FACT AND CONCLUSIONS OF LAW OF THE ARBITRATOR(S)
SELECTED.   Either party may elect under this paragraph 12 to proceed either to mediation or arbitration by delivery of written notice to the opposing


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Party and to the Judicial Arbitration and Mediation Services office where such proceeding is to be held. Each mediation or arbitration proceeding hereunder will be conducted in accordance with the rules of the Judicial Arbitration and Mediation Services (the "JAMS Rules"), including selection of mediator(s) or arbitrator(s). The mediation or arbitration will be held in Houston, Texas, unless both parties agree to another location. All federal and state laws applicable to this agreement relating to arbitration or mediation of conflicts shall be fully complied with by the parties.

     13. NOTICES. Any notices required by this Agreement shall be effectively given if given in writing by personal delivery or by depositing same in the United States mail, registered or certified, postage prepaid, return receipt requested. For purposes of this provision, Company's address shall be 141 North State St. #161, Lake Oswego, Oregon 97034, or at such other place as may be designated by Company from time to time. Employee's address shall be that set forth below or at such other place as may be designated by Employee from time to time.

     14. ASSIGNMENT. This Agreement may not be assigned by the Employee. Neither the Employee, his spouse nor their estates shall have any right to commute, encumber or dispose of any right to receive payments hereunder, it being that such payments and the right thereto are nonassignable and nontransferable.

     15. ENTIRE AGREEMENT. This Agreement, together with all exhibits and attachments hereto and all documents and instruments executed and delivered in connection herewith, constitutes the entire agreement of the parties hereto, and supersedes all prior understandings with respect to the subject matter hereof.

     16. ACKNOWLEDGMENT. Employee acknowledges that he has read and understands this Agreement, and that he has received a fully executed copy of same.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date.

                                   THE COMPANY:

                                   COMPUTERIZED THERMAL IMAGING, INC.



                                   By: /s/ David B. Johnston
                                      ----------------------------
                                      David B. Johnston, President


                                   THE EMPLOYEE:



Dated: October 11, 1995         /s/ Kenneth M. Dodd
                                   -------------------------------
                                   Kenneth M. Dodd
                                   1860 Carla Hills Drive
                                   White Lake, MI  48383

Exhibits
--------
A - CTI Stock Option 1 (250,000 shares)
B - CTI Stock Option 2 (250,000 shares)
C - 1995 Incentive Stock Plan


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                                 EXHIBIT "A"

                      COMPUTERIZED THERMAL IMAGING, INC.
                       EMPLOYEE STOCK OPTION AGREEMENT

     Pursuant to that certain Employment Agreement (the "Employment Agreement") dated of even date herewith between Computerized Thermal Imaging, Inc. (the "Company") and Kenneth M. Dodd (the "Employee"), and, if approved, under and subject to all terms and conditions of that certain Computerized Thermal Imaging, Inc. 1995 Stock Option Plan (the "Plan") of the Company, a copy of which is attached hereto and incorporated by reference herein for all purposes, the Company hereby grants to Employee the option to purchase 250,000 shares of the Company's Common Stock, $0.001 par value, at a price of $1.25 per share, subject to adjustment as provided in the Plan and to all terms and conditions set forth herein.

     Subject to forfeiture as hereafter provided, this Option becomes fully vested and may be exercised by Employee after June 1, 1996, and must be exercised, if at all, on or before the expiration of ten (10) years from the date hereof.

     The Option evidenced hereby shall be forfeited in its entirety by the Employee if on or before June 1, 1996 Employee's employment with the Company is terminated by the Company for Cause (as defined in the Employment Agreement) or is voluntarily terminated by the Employee.

     If, as, and when Employee desires to exercise this Option, he may do so by delivering written notice of such exercise to the Company at its offices in Lake Oswego, Oregon, together with appropriate payment for the number of shares covered by such notice.

     The Employee hereby accepts and agrees to be bound by all the terms and conditions of the Plan, to which this Option is subject.

                                   Computerized Thermal Imaging, Inc.



                                   By: /s/ David B. Johnston
                                       ------------------------------
                                       David B. Johnston, President



AGREED TO AND ACCEPTED this
______ day of __________________,
1995.



/s/ Kenneth M. Dodd
-------------------------------
Kenneth M. Dodd, Employee


Date:  10-11, 1995

                                     EXHIBIT "B"

                          COMPUTERIZED THERMAL IMAGING, INC.
                           EMPLOYEE STOCK OPTION AGREEMENT

     Pursuant to that certain Employment Agreement (the "Employment Agreement") dated of even date herewith between Computerized Thermal Imaging, Inc. (the "Company") and Kenneth M. Dodd (the "Employee"), and, if approved, under and subject to all terms and conditions of that certain Computerized Thermal Imaging, Inc. 1995 Stock Option Plan (the "Plan") of the Company, a copy of which is attached hereto and incorporated by reference herein for all purposes, the Company hereby grants to Employee the option to purchase 250,000 shares of the Company's Common Stock, $0.001 par value, at a price of $1.25 per share, subject to adjustment as provided in the Plan and to all terms and conditions set forth herein.

     Subject to forfeiture as hereafter provided, this Option becomes vested to the extent hereafter provided and may be exercised by Employee, as follows: (i) this Option may be exercised as to 125,000 shares (the "Initial Shares"), and this Option becomes fully vested with respect to the Initial Shares, from and after the second anniversary date of Employee's continuous employment with the Company, and (ii) this Option may be exercised as to the second 125,000 shares (the "Additional Shares"), and this Option becomes fully vested with respect to the Additional Shares, from and after the third anniversary date of Employee's continuous employment with the Company. The rights granted under this Option must be exercised, if at all, on or before the expiration of ten (10) years from the date hereof.

     The Option with respect to the Initial Shares and to the Additional Shares, respectively, shall be forfeited, to the extent not previously exercised, if Employee's employment with the Company is terminated on or before Employee's second anniversary date and Employee's third anniversary date, respectively, by the Company for Cause (as defined in the Employment Agreement) or is voluntarily terminated by the Employee.

     If, as, and when Employee desires to exercise this Option, he may do so by delivering written notice of such exercise to the Company at its offices in Lake Oswego, Oregon, together with appropriate payment for the number of shares covered by such notice.

     The Employee hereby accepts and agrees to be bound by all the terms and conditions of the Plan, to which this Option is subject.

                                      Computerized Thermal Imaging, Inc.



                                      By: /s/ David B. Johnston
                                         -------------------------------
                                         David B. Johnston, President
AGREED TO AND ACCEPTED this
________ day of ________________, 1995.


/s/ Kenneth M. Dodd
-------------------------------
Kenneth M. Dodd, Employee

Date:  10-11, 1995